SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2014 (April 8, 2014)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Louisiana Street, Suite 2060

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2014, the Board of Directors of Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP (the “Partnership”) approved the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Fifth Amended and Restated Partnership Agreement”). The Fifth Amended and Restated Partnership Agreement (i) addresses and clarifies the rights of the holders of the Partnership’s Class A Units to distributions of property in kind and (ii) incorporates Amendment No. 1 to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership. The Fifth Amended and Restated Partnership Agreement is effective as of January 1, 2013.

The description of the Fifth Amended and Restated Partnership Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fifth Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP, dated as of April 11, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC,
its General Partner

Date: April 11, 2014	By:	/s/ Michael J. Campbell
Michael J. Campbell
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP, dated as of April 11, 2014

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